New York Mortgage Trust Reports
Fourth Quarter and Full Year 2022 Results and Reverse Stock Split

NEW YORK, NY - February 22, 2023 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2022.

Summary of Fourth Quarter and Full Year 2022:
(dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2022	For the Twelve Months Ended December 31, 2022
Net loss attributable to Company's common stockholders	$(48,076)	$(340,577)
Net loss attributable to Company's common stockholders per share (basic)	$(0.13)	$(0.90)
Undepreciated loss (1)	$(46,116)	$(261,578)
Undepreciated loss per common share (1)	$(0.12)	$(0.69)
Comprehensive loss attributable to Company's common stockholders	$(47,993)	$(344,325)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(0.13)	$(0.91)
Yield on average interest earning assets (1) (2)	6.49%	6.66%
Interest income	$62,948	$258,388
Interest expense	$40,651	$129,419
Net interest income	$22,297	$128,969
Net interest spread (1) (3)	1.11%	2.47%
Book value per common share at the end of the period	$3.32	$3.32
Adjusted book value per common share at the end of the period (1)	$3.97	$3.97
Economic return on book value (4)	(6.30)%	(20.85)%
Economic return on adjusted book value (5)	(2.40)%	(7.42)%
Dividends per common share	$0.10	$0.40

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(3)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(4)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(5)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Fourth Quarter Investing Activities

•Funded approximately $106.0 million of portfolio investments.

•Repurchased $50.0 million par value of our residential loan securitization CDOs for approximately $46.5 million.

•Received approximately $36.2 million in proceeds from redemptions of Mezzanine Lending investments.

Fourth Quarter Financing Activities

•Completed a securitization of residential loans, resulting in approximately $232.0 million in net proceeds to the Company after deducting expenses associated with the transaction. The Company utilized the net proceeds to repay outstanding repurchase agreement financing related to residential loans.

•Repurchased 8.4 million shares of common stock pursuant to a stock repurchase program for approximately $22.5 million at an average repurchase price of $2.69 per share.

Full Year 2022 Investing Activities

•Purchased approximately $1.7 billion in residential loans and $112.9 million in single-family rental properties.

•Sold investment securities for approximately $85.4 million and recognized a realized gain of approximately $18.3 million.

•Funded approximately $199.9 million of multi-family joint venture equity investments and approximately $28.1 million of Mezzanine Lending investments. Received approximately $99.1 million in proceeds from redemptions of Mezzanine Lending investments.

•Announced a repositioning of our business through the opportunistic disposition over time of our joint venture equity investments in multi-family properties.

•A joint venture in which we held a common equity investment sold its multi-family apartment community for approximately $48.0 million. The sale generated a net gain attributable to the Company's common stockholders of approximately $14.4 million.

Full Year 2022 Financing Activities

•Redeemed our Convertible Notes at maturity for $138.0 million.

•Completed four securitizations of business purpose, performing and re-performing residential loans, resulting in approximately $970.0 million in net proceeds to the Company after deducting expenses associated with the transactions. The Company utilized the net proceeds to repay approximately $793.6 million on outstanding repurchase agreement financing related to residential loans.

•Obtained approximately $1.6 billion of financing for residential loans through recourse and non-recourse repurchase agreements with new and existing counterparties.

•Repurchased 16.6 million shares of common stock pursuant to a stock repurchase program for approximately $44.4 million at an average repurchase price of $2.67 per share.

Subsequent Developments:

•On February 22, 2023, the Company announced that its Board of Directors approved a one-for-four reverse stock split of the Company's common stock.

•On February 20, 2023, the Company's Board of Directors authorized an extension of our share repurchase program through March 31, 2024.

•Repurchased $60.3 million par value of our residential loan securitization CDOs for approximately $58.7 million in February 2023.

Management Overview

Jason Serrano, Chief Executive Officer, commented: “Against retreating asset prices and increasing financing costs in the fourth quarter of 2022, the market presented a limited set of attractive investment opportunities. In light of the worsening economic backdrop and ongoing debate of either a ‘soft’ or ‘hard’ landing, we continued to solidify our funding sources and preserve dry powder. We anticipate a considerable pullback in consumer spending to lead the economic downturn. Therefore, we reduced risk and focused efforts on optimizing our capitalization and financing through stock and debt repurchases while strengthening our asset management platform.

As a result of actions taken to shorten the duration of our portfolio after the market disruptions in the first quarter of 2020 related to the pandemic, and more recently, decisions to limit investment activity, we believe we have cleared a path for aggressive portfolio growth in the near future. With catalysts to trigger a downturn now in view, we firmly see our differentiated, patient approach as a winning one, where our stockholders will benefit from a steadfast path to seeking value in a disrupted environment.”

Capital Allocation

The following table sets forth, by investment category, our allocated capital at December 31, 2022 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$3,525,080	$—	$—	$3,525,080
Consolidated SLST CDOs	(634,495)	—	—	(634,495)
Multi-family loans	—	87,534	—	87,534
Investment securities available for sale	68,570	30,133	856	99,559
Equity investments	—	152,246	27,500	179,746
Equity investments in consolidated multi-family properties (2)	—	144,735	—	144,735
Equity investments in disposal group held for sale (3)	—	244,039	—	244,039
Single-family rental properties	149,230	—	—	149,230
Total investment portfolio carrying value	3,108,385	658,687	28,356	3,795,428
Liabilities:
Repurchase agreements	(737,023)	—	—	(737,023)
Residential loan securitization CDOs	(1,468,222)	—	—	(1,468,222)
Senior unsecured notes	—	—	(97,384)	(97,384)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	135,401	—	224,403	359,804
Adjustment of redeemable non-controlling interest to estimated redemption value	—	(44,237)	—	(44,237)
Other	61,063	(2,554)	(54,659)	3,850
Net Company capital allocated	$1,099,604	$611,896	$55,716	$1,767,216

Company Recourse Leverage Ratio (5)				0.3	x
Portfolio Recourse Leverage Ratio (6)				0.3	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2022 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $191.5 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(3)Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(4)Excludes cash in the amount of $35.1 million held in the Company's equity investments in consolidated multi-family properties and consolidated equity investments in disposal group held for sale. Restricted cash is included in the Company's accompanying consolidated balance sheets in other assets.
(5)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company’s total stockholders’ equity. Does not include certain repurchase agreement financing amounting to $291.2 million, Consolidated SLST CDOs amounting to $634.5 million, residential loan securitization CDOs amounting to $1.5 billion and mortgages payable on real estate amounting to $394.7 million as they are non-recourse debt.
(6)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost and net interest spread for the three months ended December 31, 2022 (dollar amounts in thousands):

Three Months Ended December 31, 2022

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$53,022	$3,514	$64	$56,600
Adjusted Interest Expense (1)	(31,815)	—	(2,488)	(34,303)
Adjusted Net Interest Income (1)	$21,207	$3,514	$(2,424)	$22,297

Average Interest Earning Assets (3)	$3,360,046	$125,890	$1,901	$3,487,837
Average Interest Bearing Liabilities (4)	$2,385,831	$—	$145,000	$2,530,831

Yield on Average Interest Earning Assets (1) (5)	6.31%	11.17%	13.47%	6.49%
Average Financing Cost (1) (6)	(5.29)%	—	(6.81)%	(5.38)%
Net Interest Spread (1) (7)	1.02%	11.17%	6.66%	1.11%
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements, residential loan securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.
(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST and are not owned by the Company. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income.

Reverse Stock Split

On February 22, 2023, the Company announced that its Board of Directors approved a one-for-four reverse stock split of its issued, outstanding and authorized shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split is expected to take effect as of 12:01 a.m., New York City time, on March 9, 2023 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding shares of the Company’s common stock will be converted into one share of the Company’s common stock, with a proportionate reduction in the Company’s authorized shares of common stock, outstanding equity awards and number of shares remaining available for issuance under the Company’s 2017 Equity Incentive Plan. The par value of each share of common stock will remain unchanged. The Company’s common stock is expected to begin trading on the Nasdaq Global Select Market on a post-reverse stock split basis beginning on March 9, 2023, under a new CUSIP number: 649604840.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount based on the closing price of the Company's common stock on the Nasdaq Global Select Market on March 8, 2023. The Reverse Stock Split will apply to all of the Company’s outstanding shares of common stock and therefore will not affect any stockholder’s ownership percentage of shares of the Company’s common stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. Stockholders of record will be receiving information from American Stock Transfer & Trust Company, the Company’s transfer agent (“AST”), regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

Stock Repurchase Program

On February 20, 2023, the Company's Board of Directors authorized an extension of the previously announced share repurchase program under which the Company may repurchase up to $200.0 million of its common stock. The Company’s Board of Directors extended the stock repurchase plan expiration from March 31, 2023 to March 31, 2024. The stock repurchase program does not require the purchase of any minimum number of shares. The timing and extent to which the Company repurchases its shares will depend upon, among other things, market conditions, share price, liquidity, regulatory requirements and other factors, and repurchases may be commenced or suspended at any time without prior notice. Acquisitions under the share repurchase program may be made in the open market, through privately negotiated transactions or block trades or other means, in accordance with applicable securities laws.

The Company intends to only consider repurchasing shares of its common stock when the purchase price is less than the last publicly reported book value per common share and expects to fund the share repurchases from current liquidity.

Conference Call

On Thursday, February 23, 2023 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2022. To access the conference call, please pre-register at https://register.vevent.com/register/BI47914a4648d541298795ee61e00083f5. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Full year 2022 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which is expected to be filed with the Securities and Exchange Commission on or about February 24, 2023. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and equity investments in entities that invest in residential assets or originate residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it, including the disposition over time of its joint venture equity investments; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of COVID-19 and variants; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Residential loans, at fair value	$3,525,080	$3,575,601
Multi-family loans, at fair value	87,534	120,021
Investment securities available for sale, at fair value	99,559	200,844
Equity investments, at fair value	179,746	239,631
Cash and cash equivalents	244,718	289,602
Real estate, net	692,968	1,017,583
Assets of disposal group held for sale	1,151,784	—
Other assets	259,356	215,019
Total Assets (1)	$6,240,745	$5,658,301
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$737,023	$554,259
Collateralized debt obligations ($634,495 at fair value and $1,468,222 at amortized cost, net as of December 31, 2022 and $839,419 at fair value and $682,802 at amortized cost, net as of December 31, 2021)	2,102,717	1,522,221
Convertible notes	—	137,898
Senior unsecured notes	97,384	96,704
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	394,707	709,356
Liabilities of disposal group held for sale	883,812	—
Other liabilities	115,991	161,081
Total liabilities (1)	4,376,634	3,226,519

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	63,803	66,392

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 and 29,500,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively, 22,284,994 shares issued and outstanding as of December 31, 2022 and December 31, 2021 ($557,125 aggregate liquidation preference as of December 31, 2022 and December 31, 2021)	538,351	538,221
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 364,774,752 and 379,405,240 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	3,648	3,794
Additional paid-in capital	2,279,955	2,356,576
Accumulated other comprehensive (loss) income	(1,970)	1,778
Accumulated deficit	(1,052,768)	(559,338)
Company's stockholders' equity	1,767,216	2,341,031
Non-controlling interests	33,092	24,359
Total equity	1,800,308	2,365,390
Total Liabilities and Equity	$6,240,745	$5,658,301
(1)Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2022 and December 31, 2021, assets of consolidated VIEs totaled $4,261,097 and $2,940,513, respectively, and the liabilities of consolidated VIEs totaled $3,403,257 and $2,235,665, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
NET INTEREST INCOME:
Interest income	$62,948	$52,318	$258,388	$206,866
Interest expense	40,651	19,468	129,419	79,284
Total net interest income	22,297	32,850	128,969	127,582

NON-INTEREST INCOME (LOSS):
Realized gains, net	761	1,090	27,549	21,451
Unrealized (losses) gains, net	(41,672)	15,491	(321,081)	95,649
Income from equity investments	4,018	11,875	15,074	33,896
Other income	1,011	3,272	16,289	5,515
Income from real estate
Rental income	35,514	6,980	126,293	14,303
Other real estate income	3,900	625	15,363	927
Total income from real estate	39,414	7,605	141,656	15,230
Total non-interest income (loss)	3,532	39,333	(120,513)	171,741

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	13,297	12,489	52,440	48,908
Portfolio operating expenses	8,585	8,111	40,888	26,668
Expenses related to real estate
Interest expense, mortgages payable on real estate	19,566	2,078	56,011	3,964
Depreciation and amortization	5,910	9,231	126,824	19,250
Other real estate expenses	20,884	4,232	72,400	9,599
Total expenses related to real estate	46,360	15,541	255,235	32,813
Total general, administrative and operating expenses	68,242	36,141	348,563	108,389

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(42,413)	36,042	(340,107)	190,934
Income tax expense	804	1,162	542	2,458

NET (LOSS) INCOME	(43,217)	34,880	(340,649)	188,476
Net loss attributable to non-controlling interests	5,635	1,296	42,044	4,724
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY	(37,582)	36,176	(298,605)	193,200
Preferred stock dividends	(10,494)	(10,994)	(41,972)	(42,859)
Preferred stock redemption charge	—	(2,722)	—	(6,165)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(48,076)	$22,460	$(340,577)	$144,176

Basic (loss) earnings per common share	$(0.13)	$0.06	$(0.90)	$0.38
Diluted (loss) earnings per common share	$(0.13)	$0.06	$(0.90)	$0.38
Weighted average shares outstanding-basic	370,193	379,346	377,287	379,232
Weighted average shares outstanding-diluted	370,193	380,551	377,287	380,968

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest income	$62,948	$68,920	$68,020	$58,501	$52,318
Interest expense	40,651	38,563	28,740	21,465	19,468
Total net interest income	22,297	30,357	39,280	37,036	32,850
Total non-interest income (loss)	3,532	(57,028)	(20,233)	(46,784)	39,333
Total general, administrative and operating expenses	68,242	91,553	109,775	78,993	36,141
(Loss) income from operations before income taxes	(42,413)	(118,224)	(90,728)	(88,741)	36,042
Income tax expense (benefit)	804	(330)	90	(22)	1,162
Net (loss) income	(43,217)	(117,894)	(90,818)	(88,719)	34,880
Net loss attributable to non-controlling interests	5,635	2,617	18,922	14,869	1,296
Net (loss) income attributable to Company	(37,582)	(115,277)	(71,896)	(73,850)	36,176
Preferred stock dividends	(10,494)	(10,493)	(10,493)	(10,493)	(10,994)
Preferred stock redemption charge	—	—	—	—	(2,722)
Net (loss) income attributable to Company's common stockholders	(48,076)	(125,770)	(82,389)	(84,343)	22,460
Basic (loss) earnings per common share	$(0.13)	$(0.33)	$(0.22)	$(0.22)	$0.06
Diluted (loss) earnings per common share	$(0.13)	$(0.33)	$(0.22)	$(0.22)	$0.06
Weighted average shares outstanding - basic	370,193	377,078	381,200	380,795	379,346
Weighted average shares outstanding - diluted	370,193	377,078	381,200	380,795	380,551

Yield on average interest earning assets (1)	6.49%	6.66%	6.69%	6.80%	6.57%
Net interest spread (1)	1.11%	2.18%	3.34%	3.60%	2.80%
Undepreciated (loss) earnings (1)	$(46,116)	$(101,473)	$(49,170)	$(64,205)	$31,045
Undepreciated (loss) earnings per common share (1)	$(0.12)	$(0.27)	$(0.13)	$(0.17)	$0.08
Book value per common share	$3.32	$3.65	$4.06	$4.36	$4.70
Adjusted book value per common share (1)	$3.97	$4.17	$4.42	$4.54	$4.72

Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock (2)	$0.44	$0.44	$0.44	$0.44	$0.25
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)For the three months ended December 31, 2021, dividends declared represent the cash dividend for the short initial dividend period that began on November 24, 2021 and ended on January 14, 2022.

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, the interest rate that our investments bear and our interest rate hedging strategies. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated by reducing our GAAP interest income by the interest expense recognized on Consolidated SLST CDOs,
•adjusted interest expense – calculated by reducing our GAAP interest expense by the interest expense recognized on Consolidated SLST CDOs,
•adjusted net interest income – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP by only including the interest income earned by the Consolidated SLST securities that are actually owned by the Company, as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company.

Prior to the quarter ended December 31, 2022, we also reduced GAAP interest expense by the interest expense on mortgages payable on real estate. Commencing with the quarter ended December 31, 2022, we have reclassified the interest expense on mortgages payable on real estate to expenses related to real estate on our consolidated statements of operations and, as such, it is no longer included in GAAP interest expense. Prior period disclosures have been conformed to the current period presentation.
Our calculation of the non-GAAP financial measures presented below may not be comparable to similarly-titled measures of other companies who may use different calculations.
A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income to adjusted net interest income for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	December 31, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$59,370	$3,514	$64	$62,948
GAAP interest expense	(38,163)	—	(2,488)	(40,651)
GAAP total net interest income	$21,207	$3,514	$(2,424)	$22,297

GAAP interest income	$59,370	$3,514	$64	$62,948
Remove interest expense from:
Consolidated SLST CDOs	(6,348)	—	—	(6,348)
Adjusted interest income	$53,022	$3,514	$64	$56,600

GAAP interest expense	$(38,163)	$—	$(2,488)	$(40,651)
Remove interest expense from:
Consolidated SLST CDOs	6,348	—	—	6,348
Adjusted interest expense	$(31,815)	$—	$(2,488)	$(34,303)

Adjusted net interest income (1)	$21,207	$3,514	$(2,424)	$22,297

	September 30, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$64,278	$3,414	$1,228	$68,920
GAAP interest expense	(36,221)	(30)	(2,312)	(38,563)
GAAP total net interest income	$28,057	$3,384	$(1,084)	$30,357

GAAP interest income	$64,278	$3,414	$1,228	$68,920
Remove interest expense from:
Consolidated SLST CDOs	(6,611)	—	—	(6,611)
Adjusted interest income	$57,667	$3,414	$1,228	$62,309

GAAP interest expense	$(36,221)	$(30)	$(2,312)	$(38,563)
Remove interest expense from:
Consolidated SLST CDOs	6,611	—	—	6,611
Adjusted interest expense	$(29,610)	$(30)	$(2,312)	$(31,952)

Adjusted net interest income (1)	$28,057	$3,384	$(1,084)	$30,357

	June 30, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$62,468	$3,258	$2,294	$68,020
GAAP interest expense	(26,472)	(111)	(2,157)	(28,740)
GAAP total net interest income	$35,996	$3,147	$137	$39,280

GAAP interest income	$62,468	$3,258	$2,294	$68,020
Remove interest expense from:
Consolidated SLST CDOs	(6,208)	—	—	(6,208)
Adjusted interest income	$56,260	$3,258	$2,294	$61,812

GAAP interest expense	$(26,472)	$(111)	$(2,157)	$(28,740)
Remove interest expense from:
Consolidated SLST CDOs	6,208	—	—	6,208
Adjusted interest expense	$(20,264)	$(111)	$(2,157)	$(22,532)

Adjusted net interest income (1)	$35,996	$3,147	$137	$39,280

	March 31, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$52,801	$3,312	$2,388	$58,501
GAAP interest expense	(18,953)	(12)	(2,500)	(21,465)
GAAP total net interest income	$33,848	$3,300	$(112)	$37,036

GAAP interest income	$52,801	$3,312	$2,388	$58,501
Remove interest expense from:
Consolidated SLST CDOs	(5,978)	—	—	(5,978)
Adjusted interest income	$46,823	$3,312	$2,388	$52,523

GAAP interest expense	$(18,953)	$(12)	$(2,500)	$(21,465)
Remove interest expense from:
Consolidated SLST CDOs	5,978	—	—	5,978
Adjusted interest expense	$(12,975)	$(12)	$(2,500)	$(15,487)

Adjusted net interest income (1)	$33,848	$3,300	$(112)	$37,036

	December 31, 2021
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$46,837	$3,767	$1,714	$52,318
GAAP interest expense	(14,596)	—	(4,872)	(19,468)
GAAP total net interest income	$32,241	$3,767	$(3,158)	$32,850

GAAP interest income	$46,837	$3,767	$1,714	$52,318
Remove interest expense from:
Consolidated SLST CDOs	(6,764)	—	—	(6,764)
Adjusted interest income	$40,073	$3,767	$1,714	$45,554

GAAP interest expense	$(14,596)	$—	$(4,872)	$(19,468)
Remove interest expense from:
Consolidated SLST CDOs	6,764	—	—	6,764
Adjusted interest expense	$(7,832)	$—	$(4,872)	$(12,704)

Adjusted net interest income (1)	$32,241	$3,767	$(3,158)	$32,850

(1)Adjusted net interest income is calculated by subtracting adjusted interest expense from adjusted interest income.

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net (loss) income attributable to Company's common stockholders	$(48,076)	$(125,770)	$(82,389)	$(84,343)	$22,460
Add:
Depreciation expense on operating real estate	1,960	11,104	10,309	6,159	2,237
Amortization of lease intangibles related to operating real estate	—	13,193	22,910	13,979	6,348
Undepreciated (loss) earnings	$(46,116)	$(101,473)	$(49,170)	$(64,205)	$31,045

Weighted average shares outstanding - basic	370,193	377,078	381,200	380,795	379,346
Undepreciated (loss) earnings per common share	$(0.12)	$(0.27)	$(0.13)	$(0.17)	$0.08

Adjusted Book Value Per Common Share

Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we have discontinued disclosure of undepreciated book value per common share and instead present adjusted book value per common share, also a non-GAAP financial measure.

When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non-GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and adjusted book value per common share to that of our peers. Accordingly, we calculate adjusted book value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period, (ii) exclude the adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value.

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of non-cash depreciation and amortization expenses, adjusted book value reflects the value of our single-family rental properties and joint venture equity investments at their undepreciated basis.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs, which valuation is performed once a year by obtaining third party valuations in accordance with underlying agreements. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to our real estate assets and reflects our joint venture equity investments at their undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes, subordinated debentures and convertible notes that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Company's stockholders' equity	$1,767,216	$1,917,506	$2,092,991	$2,217,618	$2,341,031
Preferred stock liquidation preference	(557,125)	(557,125)	(557,125)	(557,125)	(557,125)
GAAP book value	1,210,091	1,360,381	1,535,866	1,660,493	1,783,906
Add:
Cumulative depreciation expense on operating real estate	31,433	29,473	20,081	9,772	4,381
Cumulative amortization of lease intangibles related to operating real estate	59,844	59,844	48,213	25,303	11,324
Adjustment of redeemable non-controlling interest to estimated redemption value	44,237	—	—	—	—
Adjustment of amortized cost liabilities to fair value	103,066	104,518	70,028	33,603	(8,237)
Adjusted book value	$1,448,671	$1,554,216	$1,674,188	$1,729,171	$1,791,374

Common shares outstanding	364,775	373,150	378,647	381,249	379,405
GAAP book value per common share (1)	$3.32	$3.65	$4.06	$4.36	$4.70
Adjusted book value per common share (2)	$3.97	$4.17	$4.42	$4.54	$4.72

(1)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(2)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own joint venture equity investments in entities that own multi-family properties. We determined that these joint venture entities are VIEs and that we are the primary beneficiary of all but two of these VIEs, resulting in consolidation of the VIEs where we are the primary beneficiary, including their assets, liabilities, income and expenses, in our consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. With respect to the two additional joint venture equity investments for which we determined that we are not the primary beneficiary, we record our equity investments at fair value.

In September 2022, the Company announced a repositioning of its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. Accordingly, the Company determined that certain joint venture equity investments met the criteria to be classified as held for sale and transferred the assets and liabilities of the respective Consolidated VIEs and its unconsolidated multi-family joint venture equity investments to assets and liabilities of disposal group held for sale.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our consolidated financial statements as of December 31, 2022 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$21,129
Real estate, net	543,739
Assets of disposal group held for sale	1,151,784
Other assets	13,686
Total assets	$1,730,338

Mortgages payable on real estate, net	$394,707
Liabilities of disposal group held for sale	883,812
Other liabilities	10,511
Total liabilities	$1,289,030

Redeemable non-controlling interest in Consolidated VIEs	$63,803
Less: Adjustment of redeemable non-controlling interest to estimated redemption value	(44,237)
Non-controlling interest in Consolidated VIEs	9,040
Non-controlling interest in disposal group held for sale	23,928
Net equity investment (1)	$388,774

(1)The Company's net equity investment as of December 31, 2022 consists of $144.7 million of net equity investments in consolidated multi-family properties and $244.0 million of net equity investments in disposal group held for sale.